Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Calvert Municipal Fund, Inc. and Calvert Tax-Free Reserves

We consent to the use of our reports, incorporated here by reference dated February 21, 2006, with respect to the financial statements of the California Limited-Term Municipal Fund, a series of Calvert Municipal Fund, Inc. and the Limited-Term Portfolio, a series of the Calvert Tax-Free reserves, as of December 31, 2005 and to the references to our firm under the headings "Financial Statements" in the Registration Statement on Form N-14.

/s/ KPMG
Philadelphia, Pennsylvania
May 1, 2006